UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

Abercrombie & Fitch Co.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 2, 2020, Abercrombie & Fitch Management Co. (“A&F Management”), a wholly-owned indirect subsidiary of Abercrombie & Fitch Co. (the “Company”), completed its previously announced private offering of $350 million aggregate principal amount of 8.75% senior secured notes due 2025 (the “Secured Notes”) at an offering price of 100% of the principal amount thereof. The Secured Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

A&F Management used the net proceeds from the offering of the Secured Notes to repay all outstanding borrowings under A&F Management’s existing senior secured term loan facility (the “Term Loan Facility”), to repay a portion of the outstanding borrowings under A&F Management’s existing senior secured asset-based revolving credit facility (the “Amended ABL Facility”) and to pay fees and expenses in connection with such repayments and the offering of the Secured Notes.

The Secured Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The Secured Notes were issued pursuant to an indenture, dated as of July 2, 2020 (the “Indenture”), by and among A&F Management, the Company and certain of its wholly-owned subsidiaries, as guarantors (collectively, the “Guarantors”), and U.S. Bank National Association, as trustee and as collateral agent.

Interest and maturity. The Secured Notes will mature on July 15, 2025 and bear interest at a rate of 8.75% per annum. Interest will accrue from July 2, 2020, and will be payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 2021.

Guarantees and security. The Secured Notes are guaranteed on a senior secured basis, jointly and severally, by the Company and each of its existing and future wholly-owned domestic restricted subsidiaries that guarantee or will guarantee the Amended ABL Facility or certain future capital markets indebtedness. The Secured Notes and the related guarantees, together with any future indebtedness secured on a pari passu basis with the Secured Notes and the related guarantees, are secured by a first priority lien on the Cash Flow Priority Collateral (as defined in the Indenture), which includes certain of A&F Management’s, the Company’s and the other Guarantors’ real property, intellectual property, equipment, equity interests in A&F Management and certain restricted subsidiaries, and general intangibles, subject to certain exceptions and permitted liens. The Secured Notes and the related guarantees, together with any future indebtedness secured on a pari passu basis with the Secured Notes and the related guarantees, are secured by a second priority lien on the ABL Priority Collateral (as defined in the Indenture and, together with the Cash Flow Priority Collateral, the “Collateral”), which includes security interests in accounts and credit card receivables, inventory, deposit accounts, securities accounts, certain intercompany loans and related assets, which security interests will be junior to the security interests in such assets that secure the Amended ABL Facility. The Amended ABL Facility will have a junior lien on the Cash Flow Priority Collateral. An intercreditor agreement will govern how the Collateral securing the respective debt obligations will be treated among the secured parties.

Redemption. A&F Management may redeem some or all of the Secured Notes at any time, and from time to time, prior to July 15, 2022, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole” premium set forth in the Indenture. On or after July 15, 2022, A&F Management may redeem some or all of the Secured Notes at the redemption prices set forth in the Indenture. In addition, prior to July 15, 2022, A&F Management may redeem up to 40% of the original aggregate principal amount of the Secured Notes from the proceeds of certain equity offerings at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Upon the occurrence of certain asset dispositions by the Company or any of its Restricted Subsidiaries (as defined in the Indenture), or certain changes of control involving the Company, A&F Management may be required to repurchase the Secured Notes on the terms set forth in the Indenture.

Covenants. The Indenture contains certain covenants that limit the ability of the Company and its Restricted Subsidiaries to, among other things: (1) grant or incur liens; (2) incur, assume or guarantee additional indebtedness; (3) sell or otherwise dispose of assets, including capital stock of subsidiaries; (4) make investments in certain subsidiaries; (5) pay dividends, make distributions or redeem or repurchase capital stock; and (6) consolidate or merge with or into, or sell substantially all of the Company’s or A&F Management’s assets to, another entity.

Events of Default. The Indenture contains events of default customary for a transaction of this type. If an event of default under the Indenture occurs and is continuing, the trustee under the Indenture or the holders of at least 25% in principal amount of the outstanding Secured Notes under the Indenture may declare the principal of, and any accrued and unpaid interest on, the Secured Notes to be due and payable. In addition, if an event of default under the Indenture relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, and any accrued and unpaid interest on, the Secured Notes will become immediately due and payable without any further action.

Certain of the initial purchasers and/or their respective affiliates are lenders under the Amended ABL Facility and/or the Term Loan Facility, and, as such, may receive a portion of the net proceeds of the offering used to repay borrowings under the Amended ABL Facility and/or the Term Loan Facility.

The above description of the Secured Notes, the guarantees of the Secured Notes and the Indenture does not purport to be a complete description of the parties’ rights and obligations under the Indenture. Accordingly, the above description is qualified in its entirety by reference to the Indenture (which includes the form of the Secured Notes and the notation of guarantee), a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On July 2, 2020, in accordance with the terms of the term loan credit agreement providing for the Term Loan Facility (the “Term Loan Credit Agreement”), dated as of August 7, 2014 (as amended as of September 10, 2015 and June 22, 2018), by and among A&F Management, as borrower; the Company and certain of its wholly-owned subsidiaries, as guarantors; Wells Fargo Bank, National Association, as administrative agent and collateral agent; PNC Bank, National Association and JPMorgan Chase Bank, N.A., as syndication agents; Goldman Sachs Lending Partners, as documentation agent; Wells Fargo Securities, LLC, PNC Capital Markets LLC, J.P. Morgan Securities LLC and Goldman Sachs Lending Partners, as joint lead arrangers and joint book-runners; and the other lenders party thereto, A&F Management repaid all outstanding borrowings under the Term Loan Facility using a portion of the proceeds from the issuance of its Secured Notes as described above under Item 1.01 of this Current Report on Form 8-K. Upon repayment in full of all outstanding borrowings under the Term Loan Facility, the Term Loan Credit Agreement was terminated effective as of July 2, 2020.

The Term Loan Credit Agreement provided for the Term Loan Facility, a term loan facility of $300 million maturing on August 7, 2021. No material early termination penalties were incurred by A&F Management or the Company as a result of the termination of the Term Loan Credit Agreement.

The Company and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the lenders that were parties to the Term Loan Credit Agreement and the lenders’ respective affiliates. In particular, each of Wells Fargo Bank, National Association, PNC Bank, National Association, JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, J.P. Morgan Securities LLC and certain other lenders that were parties to the Term Loan Credit Agreement serve as lenders and/or agents under the Amended ABL Facility. Wells Fargo Securities, LLC and J.P. Morgan Securities, LLC were also joint book-running managers for the Secured Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On July 2, 2020, the Company issued a news release announcing the closing of the offering of $350 million aggregate principal amount of 8.75% senior secured notes due 2025 by A&F Management and the repayment of all outstanding borrowings under the Term Loan Facility and the Amended ABL Facility. A copy of the news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of July 2, 2020, by and among Abercrombie & Fitch Management Co., the guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent.

4.2	Form of 8.75% Senior Secured Notes due 2025 (included in Exhibit 4.1).

99.1	News Release issued by Abercrombie & Fitch Co. on July 2, 2020.

104	Cover Page Interactive Data File — the cover page Inline XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Date: July 9, 2020	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Corporate Secretary

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